METHODE ELECTRONICS, INC. REPORTS FISCAL 2014
SECOND-QUARTER SALES IMPROVE 47 PERCENT YEAR OVER YEAR; EARNINGS PER SHARE INCREASE NEARLY FOUR FOLD EXCLUDING LAST YEAR’S LEGAL SETTLEMENT

Gross Margins Improve to 21.7 Percent
Increases Fiscal 2014 Sales and EPS Guidance

Chicago, IL -December 5, 2013 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the Fiscal 2014 second quarter ended October 26, 2013.

Second-Quarter Fiscal 2014
Methode's second-quarter Fiscal 2014 net sales grew $61.1 million, or 47.1 percent, to $190.9 million from $129.8 million in the same quarter of Fiscal 2013.

In the Fiscal 2013 second quarter, the Company and various Delphi parties agreed to settle all Delphi related litigation matters. In addition to resolving all claims between the parties, the Company assigned certain patents to Delphi and entered into a non-compete with respect to the related technology. In exchange, the Company received payment of $20.0 million. The Company recorded a gain of $20.0 million, or $0.49 per share, in the Fiscal 2013 second quarter related to the settlement.

Including the impact of this gain recorded in the prior fiscal year second quarter, net income decreased $3.6 million to $19.8 million, or $0.51 per share, in the Fiscal 2014 second quarter from $23.4 million, or $0.62 per share, in the same period of Fiscal 2013. Excluding the impact of the $20.0 million gain recorded in connection with the legal settlement and its effect on income tax expense, Methode's Fiscal 2013 second-quarter net income was $5.0 million, or $0.13 per share, compared to $19.8 million, or $0.51 per share, in the Fiscal 2014 second quarter.

Year over year, Fiscal 2014 second-quarter net income benefitted from:

•	higher sales volumes in the Automotive, Interconnect and Power Products segments;

•	increased efficiencies due to higher sales and vertical integration of painting and laser-etching capabilities in the Automotive segment;

•	favorable raw material commodity pricing and product mix in the Power Products segment; and

•	lower income tax expense of $1.8 million.

Year over year, Fiscal 2014 second-quarter net income was negatively affected by:

•	the absence of the gain recorded in connection with the legal settlement (as discussed above) of $20.0 million;

•	higher performance-based compensation expense of $2.7 million;

•	the absence of a one-time reversal of accruals related to a customer bankruptcy in the Fiscal 2013 second quarter of $1.1 million; and

•	higher marketing, travel and legal expenses of $0.7 million.

Methode Electronics, Inc. Reports Fiscal 2014 Second-Quarter and Year Financial Results

Consolidated gross margins as a percentage of sales improved to 21.7 percent in the Fiscal 2014 second quarter compared to 17.2 percent in the Fiscal 2013 period as a result of increased efficiencies related to higher sales and vertical integration in the Automotive segment, as well as favorable raw material commodity pricing and product mix in the Power Products segment, partially offset by increased sales of products with a higher material content in the Interconnect segment.

Selling and administrative expenses as a percentage of net sales decreased to 10.3 percent for the Fiscal 2014 second quarter compared to 11.7 percent in the same period last year. Selling and administrative expenses increased $4.5 million, or 29.6 percent, to $19.7 million in the Fiscal 2014 second quarter compared to $15.2 million in the prior-year second quarter due primarily to higher performance-based compensation expense and higher marketing, travel and legal expenses, as well as the absence of a one-time reversal of accruals related to a customer bankruptcy in the Fiscal 2013 second quarter.

In the Fiscal 2014 second quarter, income tax expense decreased $1.8 million, or 56.3 percent, to $1.4 million from $3.2 million for the Fiscal 2013 period. Income tax expense for both periods primarily relates to income taxes on foreign profits.

Second-Quarter Fiscal 2014 Segment Comparisons
Comparing the Automotive segment's Fiscal 2014 second quarter to the same period of Fiscal 2013,

•	Net sales increased 57.2 percent attributable to

•
a 147.5 percent sales improvement in North America due to sales of the General Motors' center console program launched in Fiscal 2014, partially offset by lower demand for the Ford center console program and transmission lead frame assembly products;

•	a 16.8 percent sales increase in Europe primarily driven by new hidden and visible switch product launches and currency rate fluctuations; and

•	a 7.3 percent sales improvement in Asia attributable to increased steering-angle sensors product sales.

•	Gross margins as a percentage of sales improved to 19.7 percent from 14.8 percent due to increased efficiencies due to higher sales and vertical integration.

•
Income from operations decreased 32.1 percent due to the absence of the gain recorded in connection with the legal settlement and the reversal of various accruals in last year’s second quarter, partially offset by higher sales, improved manufacturing efficiencies, and vertical integration. Excluding the impact of the gain recorded in connection with the legal settlement in the Fiscal 2013 second quarter, income from operations improved 176.9 percent in the Fiscal 2014 second quarter.

Comparing the Interconnect segment's Fiscal 2014 second quarter to the same period of Fiscal 2013,

•	Net sales increased 30.9 percent attributable to

•	a 45.0 percent sales improvement in North America due to higher appliance, data solution products and radio remote control sales; and

•
a 6.2 percent sales improvement in Asia attributable to higher demand for radio remote control products, partially offset by reduced legacy products sales due to the planned exit of a product line; partially offset by

•	a 13.6 percent sales decrease in Europe driven by lower radio remote control and sensor sales.

•	Gross margins as a percentage of sales improved to 25.7 percent from 25.5 percent due primarily to manufacturing efficiencies related to increased appliance sales.

•	Income from operations grew 68.3 percent due to improved sales volumes and slightly lower selling and administrative expenses.

Methode Electronics, Inc. Reports Fiscal 2014 Second-Quarter and Year Financial Results

Comparing the Power Products segment's Fiscal 2014 second quarter to the same period of Fiscal 2013,

•	Net sales improved 49.6 percent attributable to

•	a 28.6 percent sales increase in North America due to higher demand for cabling and busbar products, partially offset by lower heat sink demand;

•	a 560.0 percent sales improvement in Europe attributable to substation by-pass switch and electric vehicle busbar sales; and

•	a 27.8 percent sales increase in Asia driven by increased busbar and cabling products sales.

•
Gross margins as a percentage of sales improved to 26.2 percent from 12.0 percent due to higher sales, lower product development costs, favorable raw material commodity pricing and favorable product mix.

•
Income from operations increased to $3.6 million from a $0.3 million loss due to lower product development costs, favorable raw material commodity pricing, favorable product mix and lower selling and administrative expenses.

Six-Month Period Fiscal 2014
Methode's six-month Fiscal 2014 net sales grew $109.7 million, or 44.1 percent, to $358.2 million from $248.5 million in the Fiscal 2013 period.

Net income increased $6.2 million to $33.4 million, or $0.87 per share, in the Fiscal 2014 six months compared to $27.2 million, or $0.72 per share, in the same period of Fiscal 2013. In the Fiscal 2013 second quarter, the Company recorded a gain of $20.0 million, or $0.49 per share, related to the legal settlement (as discussed above). Excluding the impact of the $20.0 million gain recorded in connection with the legal settlement and its effect on income tax expense, Methode's Fiscal 2013 six-month net income was $8.8 million, or $0.23 per share compared to $33.4 million, or $0.87 per share, in the Fiscal 2014 period.

Year over year, Fiscal 2014 six-month net income benefitted from:

•	higher sales volume in the Automotive, Interconnect and Power Products segments;

•	increased efficiencies due to higher sales and vertical integration of painting and laser-etching capabilities in the Automotive segment;

•	favorable raw material commodity pricing and product mix in the Power Products segment;

•	lower income tax expense of $1.0 million; and

•	lower legal expenses of $0.8 million.

Year over year, Fiscal 2014 six-month net income was negatively affected by:

•	the absence of the gain recorded in connection with the legal settlement (as discussed above) of $20.0 million;

•	higher performance-based compensation expense of $4.4 million;

•	higher marketing, travel, stock award and intangible asset amortization expenses of $1.4 million; and

•	the absence of a one-time reversal of accruals related to a customer bankruptcy in the Fiscal 2013 second quarter of $1.1 million.

Consolidated gross margins as a percentage of sales improved to 21.0 percent in the Fiscal 2014 first half compared to 17.6 percent in the Fiscal 2013 first half as a result of increased efficiencies related to higher sales and vertical integration in the Automotive segment, as well as favorable raw material commodity pricing and product mix in the Power Products segment, partially offset by increased sales of products with a higher material content in the Interconnect segment.

Methode Electronics, Inc. Reports Fiscal 2014 Second-Quarter and Year Financial Results

Selling and administrative expenses as a percentage of net sales decreased to 10.8 percent for the Fiscal 2014 first half compared to 13.1 percent in the same period last year. Selling and administrative expenses increased $6.1 million, or 18.8 percent, to $38.6 million in the Fiscal 2014 first half compared to $32.5 million in the prior-year period due primarily to higher performance-based compensation expense and higher marketing, travel, stock award and intangible asset amortization expenses, partially offset by lower legal expense, and the absence of a one-time reversal of accruals related to a customer bankruptcy in the Fiscal 2013 second quarter.

In the Fiscal 2014 first half, income tax expense decreased $1.0 million, or 27.0 percent, to $2.7 million from $3.7 million for the Fiscal 2013 period. Income tax expense for both periods primarily relates to income taxes on foreign profits.

Six-Month Fiscal 2014 Segment Comparisons
Comparing the Automotive segment's Fiscal 2014 first half to the same period of Fiscal 2013,

•	Net sales increased 51.9 percent attributable to

•
a 117.4 percent sales improvement in North America due to sales of the General Motors' center console program launched in Fiscal 2014, as well as higher steering-angle sensor and visible and hidden switch products sales;

•	a 21.4 percent sales increase in Europe primarily driven by new hidden and visible switch product launches and currency rate fluctuations; and

•	a 14.2 percent sales improvement in Asia attributable to increased steering-angle sensor and transmission lead frame assembly product sales.

•	Gross margins as a percentage of sales improved to 18.9 percent from 14.1 percent due to increased efficiencies related to higher sales and vertical integration.

•
Income from operations increased 4.5 percent due to higher sales, improved efficiencies, vertical integration, as well as lower legal fees, partially offset by the absence of the gain recorded in connection with the legal settlement and the reversal of various accruals in last year’s second quarter, as well as higher selling and administrative expenses. Excluding the impact of the gain recorded in connection with the legal settlement in the Fiscal 2013 second quarter, income from operations improved 234.0 percent in the first half of Fiscal 2014.

Comparing the Interconnect segment's Fiscal 2014 first half to the same period of Fiscal 2013,

•	Net sales increased 34.3 percent attributable to

•	a 50.1 percent sales improvement in North America due to higher appliance, data solution products and radio remote control sales; partially offset by

•	a 1.7 percent sales decrease in Europe driven by lower sensor sales; and

•	an 8.3 percent sales decline in Asia attributable to reduced legacy product sales due to the planned exit of a product line.

•	Gross margins as a percentage of sales decreased to 26.2 percent from 27.5 percent due primarily to increased sales of products with higher material content.

•	Income from operations grew 57.1 percent due to improved sales volumes and slightly lower selling and administrative expenses.

Comparing the Power Products segment's Fiscal 2014 first half to the same period of Fiscal 2013,

•	Net sales improved 46.7 percent attributable to

•	a 24.5 percent sales increase in North America due to higher demand for cabling and busbar products, partially offset by lower heat sink demand;

•	a 588.9 percent sales improvement in Europe attributable to substation by-pass switch and electric vehicle busbar sales; and

•	a 29.7 percent sales increase in Asia driven by increased busbar and cabling products sales.

Methode Electronics, Inc. Reports Fiscal 2014 Second-Quarter and Year Financial Results

•	Gross margins as a percentage of sales improved to 24.1 percent from 14.2 percent due to favorable raw material commodity pricing and favorable product mix.

•	Income from operations increased to $6.0 million from breakeven due to higher sales, favorable raw material commodity pricing, favorable product mix and lower selling and administrative expenses.

Guidance
Methode has raised its full-year Fiscal 2014 sales guidance to a range of $720 to $750 million and earnings per share guidance to a range of $1.70 to $1.90. This replaces the Company's previous sales guidance of $670 to $700 million and earnings per share guidance of $1.40 to $1.60. The guidance ranges for Fiscal 2014 are based upon management's current expectations regarding a variety of factors and involve a number of risks and uncertainties, including the following significant factors and assumptions considered by management in preparing this guidance:

•	the launch of significant awards previously announced and the corresponding sales volumes and timing thereof for certain makes and models of automobiles, trucks and SUVs for Fiscal 2014;

•	the uncertainty of the European economy;

•	foreign exchange gains or losses;

•	an effective tax rate below ten percent, and no significant changes in tax valuation allowances;

•	compensation expense related to tandem cash awards; and

•	no unusual or one-time items.

Revenue Chart
Methode has provided an updated revenue chart providing sales projections as of December 5, 2013, for Fiscal Years 2014, 2015, 2016 and 2017 on its Web site and filed as a Form 8-K with the Securities and Exchange Commission. These sales projections are approximate and may vary 15 percent to 20 percent based on economic conditions, customer demands, and other factors. The sales projection for Fiscal 2014 represents the midpoint of the Company’s sales guidance range. Management utilized LMC Automotive volume data and other sources in the preparation of the sales projections.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “Methode's first-half financial results reflect over 40 percent revenue growth coupled with strong margin improvement. Excluding the legal settlement in last year’s second quarter, net income improved nearly 380 percent in the first half of this fiscal year compared to last year. These results demonstrate that our core strategy to design and engineer products that incorporate Methode’s broad range of field-proven technologies is providing genuine value for our customers and improved financial results for our shareholders.”

Conference Call
The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Douglas A. Koman, today at 10:00 a.m. Central time.

To participate in the conference call, please dial (877) 407-8031 (domestic) or (201) 689-8031 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

A replay of the conference call, as well as an MP3 download, will be available shortly after the call through December 19 by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing Conference ID number 13573099. On the Internet, a replay will be available for 30 days

Methode Electronics, Inc. Reports Fiscal 2014 Second-Quarter and Year Financial Results

through the Company’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Philippines, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interconnect, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) customary risks related to conducting global operations; (4) timing, quality and cost of new program launches; (5) ability to avoid design or manufacturing defects; (6) ability to compete effectively; (7) dependence on the availability and price of raw materials; (8) dependence on our supply chain; (9) further downturns in the automotive industry or the bankruptcy of certain automotive customers; (10) ability to keep pace with rapid technological changes; (11) ability to protect our intellectual property; (12) ability to withstand price pressure; (13) location of a significant amount of cash outside of the U.S.; (14) the recognition of goodwill impairment and long-lived asset charges; (15) currency fluctuations; (16) ability to successfully benefit from acquisitions and divestitures; (17) ability to withstand business interruptions; (18) income tax rate fluctuations; (19) a breach of our information technology systems; and (20) the cost and implementation of SEC disclosure and reporting requirements regarding conflict minerals.

For Methode Electronics, Inc. - Investor Contacts:
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 26, 2013	October 27, 2012	October 26, 2013	October 27, 2012

Net sales	$190,914	$129,758	$358,180	$248,496

Cost of products sold	149,531	107,466	282,816	204,737

Gross profit	41,383	22,292	75,364	43,759

Selling and administrative expenses	19,649	15,177	38,502	32,474
Income from settlement	—	(20,000)	—	(20,000)

Income from operations	21,734	27,115	36,862	31,285

Interest expense, net	117	53	177	7
Other expense, net	368	536	493	495

Income before income taxes	21,249	26,526	36,192	30,783

Income tax expense	1,438	3,234	2,738	3,664

Net income	19,811	23,292	33,454	27,119

Less: Net income/(loss) attributable to noncontrolling interest	9	(71)	41	(132)
NET INCOME ATTRIBUTABLE TO METHODE ELECTRONICS, INC.	$19,802	$23,363	$33,413	$27,251

Amounts per common share attributable to Methode Electronics, Inc.:
Basic	$0.52	$0.62	$0.89	$0.73
Diluted	$0.51	$0.62	$0.87	$0.72
Cash dividends:
Common stock	$0.07	$0.07	$—	$—
Weighted average number of Common Shares outstanding:
Basic	37,718,643	37,413,490	37,635,238	37,402,660
Diluted	38,486,370	37,975,559	38,348,040	37,920,732

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	As of	As of
	October 26, 2013	April 27, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$87,819	$65,811
Accounts receivable, net	147,453	119,816
Inventories:
Finished products	15,567	11,736
Work in process	10,073	10,220
Materials	42,985	37,973
	68,625	59,929
Deferred income taxes	3,475	3,313
Prepaid and refundable income taxes	269	326
Prepaid expenses and other current assets	9,956	9,459
TOTAL CURRENT ASSETS	317,597	258,654
PROPERTY, PLANT AND EQUIPMENT	317,107	297,255
Less allowances for depreciation	214,249	198,897
	102,858	98,358
GOODWILL	12,955	12,907
INTANGIBLE ASSETS, net	15,625	16,466
PRE-PRODUCTION COSTS	16,138	11,511
OTHER ASSETS	37,324	37,043
	82,042	77,927
TOTAL ASSETS	$502,497	$434,939
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$78,410	$61,541
Other current liabilities	28,144	28,930
TOTAL CURRENT LIABILITIES	106,554	90,471
LONG-TERM DEBT	51,500	43,500
OTHER LIABILITIES	3,281	3,294
DEFERRED COMPENSATION	10,963	8,090
SHAREHOLDERS’ EQUITY
Common stock, $0.50 par value, 100,000,000 shares authorized, 38,724,526 and 38,455,853 shares issued as of October 26, 2013 and April 27, 2013, respectively	19,362	19,228
Additional paid-in capital	85,582	81,472
Accumulated other comprehensive income	23,805	15,680
Treasury stock, 1,342,188 shares as of October 26, 2013 and April 27, 2013	(11,377)	(11,377)
Retained earnings	212,559	184,368
TOTAL METHODE ELECTRONICS, INC. SHAREHOLDERS’ EQUITY	329,931	289,371
Noncontrolling interest	268	213
TOTAL EQUITY	330,199	289,584
TOTAL LIABILITIES AND EQUITY	$502,497	$434,939

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in thousands)

	Six Months Ended
	October 26, 2013	October 27, 2012
OPERATING ACTIVITIES
Net income	$33,454	$27,119
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	10,536	7,987
Amortization of intangibles	919	783
Amortization of stock awards and stock options	1,888	1,747
Changes in operating assets and liabilities	(16,195)	(14,937)
Other	233	(14)
NET CASH PROVIDED BY OPERATING ACTIVITIES	30,835	22,685

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(16,507)	(23,557)
Acquisition of businesses	—	(1,434)
NET CASH USED IN INVESTING ACTIVITIES	(16,507)	(24,991)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	2,356	—
Cash dividends	(5,222)	(5,187)
Proceeds from borrowings	21,500	24,500
Repayment of borrowings	(13,500)	(26,500)
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	5,134	(7,187)

Effect of foreign currency exchange rate changes on cash	2,546	(305)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	22,008	(9,798)
Cash and cash equivalents at beginning of period	65,811	86,797
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$87,819	$76,999